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David Skipper, 281-836-8155

Archrock, Inc. Reports Third Quarter 2017 Results

HOUSTON, November 2, 2017 - Archrock, Inc. (NYSE: AROC) today reported a net loss of $12.7 million in the third quarter of 2017, compared to net loss of $4.0 million in the second quarter of 2017 and net loss of $10.1 million in the third quarter of 2016.
EBITDA, as adjusted (as defined below), was $62.4 million for the third quarter of 2017, compared to $72.3 million for the second quarter of 2017 and $80.4 million for the third quarter of 2016. Other income was $2.7 million in the third quarter of 2017, compared to $1.0 million in the second quarter of 2017 and $2.5 million for the third quarter of 2016.
Contract operations revenue was $153.5 million in the third quarter of 2017, compared to $151.1 million in the second quarter of 2017 and $156.6 million in the third quarter of 2016. Contract operations gross margin was $81.6 million, or 53% of revenue, in the third quarter of 2017, compared to $88.9 million, or 59% of revenue, in the second quarter of 2017 and $96.8 million, or 62% of revenue, in the third quarter of 2016.
Aftermarket services revenue was $44.3 million in the third quarter of 2017 compared to $46.9 million in the second quarter of 2017 and $39.3 million in the third quarter of 2016. Aftermarket services gross margin was $5.8 million, or 13% of revenue, in the third quarter of 2017, compared to $7.3 million, or 15% of revenue, in the second quarter of 2017 and $6.5 million, or 17% of revenue, in the third quarter of 2016.
Selling, general and administrative expenses (“SG&A”) were $29.1 million in the third quarter of 2017 compared to $25.2 million in the second quarter of 2017, and $25.4 million in the third quarter of 2016. Third quarter of 2017 SG&A included $1.3 million in corporate office relocation costs.
“Archrock's operating horsepower growth accelerated in the third quarter,” said Brad Childers, Archrock’s President and Chief Executive Officer. “During the quarter, we grew operating horsepower by 86,000 horsepower and drove new orders at the highest quarterly rate on record. Demand for our services has remained elevated, setting the foundation for a strong 2018. Additionally, we strengthened our capital position with the completion of a $60 million equity offering at Archrock Partners during the third quarter.”
“As we have stated, we expect gross margin percentage volatility during this phase of the growth cycle,” continued Childers. “Although gross margin percentage declined in the third quarter, we expect sequential gross margin percentage improvement in the fourth quarter. Increased lube oil expense, higher expenses due to elevated start activities, and higher medical claims contributed to higher costs in the third quarter.”
“With the industry’s largest fleet of high demand large horsepower units, Archrock is positioned to capture improving earnings from the long-term secular growth of U.S. natural gas production as well as the current cyclical recovery in our business. We continue to expect solid year-over-year growth in year-end 2017 operating horsepower and full year aftermarket services revenue,” concluded Childers.
Cash available for dividend was $7.5 million in the third quarter of 2017 compared to $8.3 million in the second quarter of 2017 and $17.2 million in the third quarter of 2016. Cash available for dividend coverage was 0.88x in the third quarter of 2017 compared to 0.98x in the second quarter of 2017 and 2.04x in the third quarter of 2016.

The cash distribution to be received by Archrock based on its limited partner and general partner interests in Archrock Partners, L.P. is $8.7 million for the third quarter of 2017, compared to cash distribution received of $8.7 million for the second quarter of 2017 and $7.1 million for the third quarter of 2016.
Net loss attributable to Archrock stockholders for the third quarter of 2017 was $10.2 million, or $0.15 per diluted common share. Net loss from continuing operations attributable to Archrock stockholders, excluding the items listed in the following sentence, for the third quarter of 2017 was $6.1 million, or $0.09 per diluted common share. Excluded items consisted of a non-cash long-lived asset impairment of $7.1 million, corporate office relocation costs of $1.3 million, restatement and other charges of $0.6 million and restructuring and other charges of $0.4 million.
Net loss attributable to Archrock stockholders for the second quarter of 2017 was $6.7 million, or $0.10 per diluted common share. Net loss from continuing operations attributable to Archrock stockholders, excluding the items listed in the following sentence, for the second quarter of 2017 was $2.2 million, or $0.03 per diluted common share. Excluded items consisted of a non-cash long-lived asset impairment of $5.5 million, restatement and other charges of $1.9 million, restructuring and other charges of $0.4 million and net indemnification expense of $0.3 million.
Net loss attributable to Archrock stockholders for the third quarter of 2016 was $9.6 million, or $0.14 per diluted common share. Net income from continuing operations attributable to Archrock stockholders, excluding the items listed in the following sentence, for the third quarter of 2016 was $0.5 million, or $0.01 per diluted common share. Excluded items consisted of a non-cash long-lived asset impairment of $16.7 million, restructuring and other charges of $4.7 million, and restatement and other charges of $0.4 million.
Conference Call Details
Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Thursday, November 2, 2017, to discuss their third quarter 2017 financial results. The call will begin at 11:00 a.m. Eastern Time.
To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-771-4371 in the United States and Canada or +1-847-585-4405 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 4578 3017.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed for approximately seven days by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 4578 3017#.
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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), income taxes, interest expense, depreciation and amortization expense, long-lived asset impairment, restructuring and other charges, corporate office relocation costs, expensed acquisition costs, indemnification (income) expense, net, restatement and other charges, debt extinguishment costs, and other items. A reconciliation of EBITDA, as adjusted, to net income (loss), the most directly comparable GAAP measure, appears below.
Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.
Cash available for dividend, a non-GAAP measure, is defined as distributions received by us from Archrock Partners, L.P., plus our deconsolidated gross margin, less the following deconsolidated items: maintenance and other capital expenditures, cash SG&A expense excluding corporate office relocation costs, cash interest expense associated with our debt, cash tax and (gain) loss on sale of property, plant and equipment. Cash available for dividend coverage is defined as cash available for dividend divided by total dividends. A reconciliation of cash available for dividend to income (loss), the most directly comparable GAAP measure, appears below.

Net income (loss) from continuing operations attributable to Archrock stockholders, excluding items, is defined as net income (loss) attributable to Archrock stockholders excluding loss from discontinued operations, net of tax, long-lived asset impairment, restatement and other charges, restructuring and other charges, corporate office relocation costs, net indemnification (income) expense, debt extinguishment costs, expensed acquisition costs and the associated non-controlling interest and tax effect of the items listed above. A reconciliation of net income (loss) from continuing operations attributable to Archrock stockholders, excluding items, to net income (loss) attributable to Archrock stockholders, the most directly comparable GAAP measure, appears below.

About Archrock
Archrock, Inc. (NYSE: AROC) is a pure-play U.S. natural gas contract compression services business and a leading supplier of aftermarket services to customers that own compression equipment in the United States. Archrock, Inc. holds interests in Archrock Partners, L.P. (NASDAQ: APLP), a master limited partnership and the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the United States. Archrock is headquartered in Houston, Texas, operating in the major oil and gas producing regions in the United States, with approximately 1,700 employees. For more information, visit www.archrock.com.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements about Archrock’s dividends; Archrock’s financial and operational strategies and ability to successfully effect those strategies; Archrock’s expectations regarding future commodity prices, demand for natural gas and economic and market conditions; demand for Archrock’s services; and Archrock’s financial and operational outlook and ability to fulfill that outlook, including as related to increasing operating horsepower and gross margin percentage.
While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of Archrock’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other regulations; the results of any reviews, investigations or other proceedings by government authorities; the results of any shareholder actions that may be filed relating to the restatement of Archrock’s financial statements; the potential additional costs relating to Archrock’s restatement, cost-sharing with Exterran Corporation and to addressing any reviews, investigations or other proceedings by government authorities or shareholder actions; and the performance of Archrock Partners.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2016, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE: Archrock, Inc.

ARCHROCK, INC.
UNAUDITED CONDENSED CONSOLIDATED OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016

Revenues:
Contract operations	$153,524	$151,114	$156,599
Aftermarket services	44,329	46,868	39,250
	197,853	197,982	195,849
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	71,951	62,243	59,776
Aftermarket services	38,486	39,609	32,750
Selling, general and administrative	29,108	25,162	25,448
Depreciation and amortization	47,463	47,248	52,068
Long-lived asset impairment	7,105	5,508	16,713
Restatement and other charges	566	1,920	426
Restructuring and other charges	422	366	4,689
Interest expense	22,892	22,504	21,365
Other income, net	(2,716)	(962)	(2,470)
Total costs and expenses	215,277	203,598	210,765
Loss before income taxes	(17,424)	(5,616)	(14,916)
Benefit from income taxes	(4,795)	(1,580)	(4,878)
Loss from continuing operations	(12,629)	(4,036)	(10,038)
Loss from discontinued operations, net of tax	(54)	—	(16)
Net loss	(12,683)	(4,036)	(10,054)
Less: Net (income) loss attributable to the noncontrolling interest	2,448	(2,651)	406
Net loss attributable to Archrock stockholders	$(10,235)	$(6,687)	$(9,648)

Basic and diluted loss per common share (1):
Net loss attributable to Archrock common stockholders	$(0.15)	$(0.10)	$(0.14)

Weighted average common shares outstanding used in loss per common share:
Basic and diluted	69,644	69,588	69,064

Dividends declared and paid per common share	$0.1200	$0.1200	$0.0950

(1)  Basic and diluted net loss attributable to Archrock common stockholders per common share was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net loss attributable to Archrock common stockholders per common share.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Revenues:
Contract operations	$153,524	$151,114	$156,599
Aftermarket services	44,329	46,868	39,250
	$197,853	$197,982	$195,849

Gross Margin (1):
Contract operations	$81,573	$88,871	$96,823
Aftermarket services	5,843	7,259	6,500
Total	$87,416	$96,130	$103,323

Selling, General and Administrative	$29,108	$25,162	$25,448
% of revenue	15%	13%	13%

EBITDA, as adjusted (1)	$62,365	$72,260	$80,407
% of revenue	32%	36%	41%

Gross Margin Percentage:
Contract operations	53%	59%	62%
Aftermarket services	13%	15%	17%
Total	44%	49%	53%

Capital expenditures	$52,839	$68,494	$24,809
Less: Proceeds from sale of property, plant and equipment	(13,792)	(3,123)	(10,116)
Net capital expenditures	$39,047	$65,371	$14,693

Total Available Horsepower (at period end) (2)	3,866	3,827	3,984
Total Operating Horsepower (at period end) (3)	3,204	3,118	3,153
Average Operating Horsepower	3,166	3,096	3,151
Horsepower Utilization:
Spot (at period end)	83%	81%	79%
Average	82%	81%	79%

	September 30,	June 30,	September 30,
	2017	2017	2016
Balance Sheet:
Debt - Parent level	$75,500	$65,500	$101,000
Debt - Archrock Partners, L.P.	1,317,447	1,377,152	1,370,382
Total consolidated debt (4)	$1,392,947	$1,442,652	$1,471,382
Archrock stockholders' equity	$735,329	$733,091	$745,493

(1) Management believes gross margin and EBITDA, as adjusted, provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2) Defined as idle and operating horsepower. New units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3) Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Reconciliation of GAAP to Non-GAAP Financial Information:
Net loss	$(12,683)	$(4,036)	$(10,054)
Less: Loss from discontinued operations, net of tax	(54)	—	(16)
Loss from continuing operations	(12,629)	(4,036)	(10,038)
Depreciation and amortization	47,463	47,248	52,068
Long-lived asset impairment	7,105	5,508	16,713
Restatement and other charges	566	1,920	426
Restructuring and other charges	422	366	4,689
Corporate office relocation costs (1)	1,318	—	—
Interest expense	22,892	22,504	21,365
Indemnification expense, net	23	330	62
Benefit from income taxes	(4,795)	(1,580)	(4,878)
EBITDA, as adjusted (2)	62,365	72,260	80,407
Selling, general and administrative	29,108	25,162	25,448
Corporate office relocation costs(1)	(1,318)	—	—
Indemnification expense, net	(23)	(330)	(62)
Other income, net	(2,716)	(962)	(2,470)
Gross Margin (2)	$87,416	$96,130	$103,323

Net loss attributable to Archrock stockholders	$(10,235)	$(6,687)	$(9,648)
Loss from discontinued operations, net of tax	54	—	16
Items:
Long-lived asset impairment	7,105	5,508	16,713
Restatement and other charges	566	1,920	426
Restructuring and other charges	422	366	4,689
Indemnification expense, net	23	330	62
Corporate office relocation costs (1)	1,318	—	—
Noncontrolling interest in items	(3,022)	(1,682)	(5,865)
Tax effect on items (3)	(2,362)	(1,933)	(5,906)
Net income (loss) from continuing operations attributable to Archrock stockholders, excluding items	$(6,131)	$(2,178)	$487

Diluted net loss attributable to Archrock common stockholders	$(0.15)	$(0.10)	$(0.14)
Adjustment for items, after-tax, per common share (4)	0.06	0.07	0.15
Diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items (2)(4)	$(0.09)	$(0.03)	$0.01

(1) Includes charges associated with the relocation of our corporate headquarters in the third quarter of 2017, which are included in Selling, general and administrative in our condensed consolidated statement of operations.

(2) Management believes EBITDA, as adjusted, gross margin and diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items, provides useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(3) The tax effect is computed by applying the appropriate tax rate to each adjustment and then allocating the tax impact between controlling and non-controlling interests.
(4) Diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income from continuing operations attributable to participating securities, excluding items, of $0.2 million, $0.2 million and $0.1 million for the three months ended Septermber 30, 2017, June 30, 2017, and September 30, 2016 from our calculation of diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Reconciliation of Archrock, Inc. Net Loss to Cash Available for Dividend
Net loss	$(12,683)	$(4,036)	$(10,054)
Less: Loss from discontinued operations, net of tax	(54)	—	(16)
Net loss from continuing operations	(12,629)	(4,036)	(10,038)
Less: Archrock Partners net income (loss)	(4,013)	5,275	(567)
Deconsolidated net loss from continuing operations	(8,616)	(9,311)	(9,471)
Declared LP distributions to Archrock, Inc.	8,283	8,283	6,721
Declared GP distributions to Archrock, Inc.	405	379	346
Deconsolidated items:
Restatement and other charges	566	1,920	426
Restructuring and other charges	422	366	2,743
Depreciation and amortization	11,676	10,973	13,981
Benefit from income taxes	(5,503)	(2,540)	(5,066)
Cash tax refund	130	2	—
Maintenance and other capital expenditures	(5,151)	(6,358)	(486)
Long-lived asset impairment	1,737	2,427	8,804
Non-cash selling, general and administrative expense	1,846	1,885	1,580
Non-cash interest expense	258	473	512
(Gain) loss on sale of property, plant and equipment	96	(125)	(1,267)
Corporate office relocation costs (1)	1,318	—	—
Other income, net	77	(29)	(1,580)
Cash Available for Dividend (2)	$7,544	$8,345	$17,243

Dividend declared for the period per share	$0.1200	$0.1200	$0.1200
Dividend declared for the period to all shareholders	$8,536	$8,519	$8,459
Cash available for dividend coverage (3)	0.88x	0.98x	2.04x

Archrock, Inc. Cash Available for Dividend
Declared LP distributions to Archrock, Inc.	$8,283	$8,283	$6,721
Declared GP distributions to Archrock Inc.	405	379	346
Total distributions received	8,688	8,662	7,067
Deconsolidated items:
Contract operations gross margin (4)	3,966	4,611	12,199
Aftermarket services gross margin (4)	5,843	7,259	6,500
Selling, general and administrative	(8,397)	(6,859)	(7,531)
Non-cash selling, general and administrative	1,846	1,885	1,580
Maintenance and other capital expenditures	(5,151)	(6,358)	(486)
Cash interest expense	(795)	(732)	(819)
(Gain) loss on sale of property, plant and equipment	96	(125)	(1,267)

Corporate office relocation costs (1)	1,318	—	—
Cash tax refund	130	2	—
Cash Available for Dividend (2)	$7,544	$8,345	$17,243

Dividend declared for the period per share	$0.1200	$0.1200	$0.1200
Dividend declared for the period to all shareholders	$8,536	$8,519	$8,459
Cash available for dividend coverage (3)	0.88x	0.98x	2.04x

(1) Includes charges associated with the relocation of our corporate headquarters in the third quarter of 2017, which are included in Selling, general and administrative in our condensed consolidated statement of operations.

(2) Cash available for dividend, a non-GAAP measure, is defined as distributions received by us from Archrock Partners, L.P., plus our deconsolidated gross margin, less the following deconsolidated items: maintenance and other capital expenditures, cash selling, general and administrative expense excluding corporate relocation costs, cash interest expense associated with our debt, cash taxes and (gain) loss on sale of property, plant and equipment.

Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

(3) Defined as cash available for dividend for the period divided by dividend declared for the period to all shareholders.
(4) Management believes gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period to period comparisons.